EXHIBIT 10.5

SECURITY AGREEMENT, dated as of February  27, 2008 (this "Agreement"), made by BLAST ENERGY SERVICES, INC., a Texas corporation (“Blast”), and EAGLE DOMESTIC DRILLING OPERATIONS LLC, a Texas limited liability company (“Eagle”; Blast and Eagle are referred to herein individually as a “Grantor” and collectively as the “Grantors”) in favor of LAURUS MASTER FUND, LTD (the "Secured Party").

Recitals

A)           On February 26 2008, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered its order confirming the Second Amended Joint Plan of Reorganization of Blast Energy Services, Inc. Debtor, and Eagle Domestic Drilling Operations LLC Debtor (the “Plan”) filed by Blast and Eagle.

B)           The Plan, among other things, implemented the terms and agreements between the Grantors and the Secured Party that were embodied in the Settlement Agreement and the Sale Order.

C)           Pursuant to the Plan, the Settlement Agreement and the Sale Order, the Secured Party has retained against the Grantors a first priority secured claim in the amount of $2.1 million (the “Laurus Retained Claim”).   The obligation of the Grantors to pay the Laurus Retained Claim is, pursuant to the Plan, the Settlement Agreement, the Sale Order and the Confirmation Order, secured by the Laurus Collateral.

D)           The execution and delivery of this Agreement to the Secured Lender is a condition to the effectiveness of the Plan.

ACCORDINGLY, the Grantors and the Secured Party (and each of their respective successors or assigns) hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definition of Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Plan and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of Texas from time to time; provided, in the event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

SECTION 1.02. Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

"Account Debtor" shall mean any person who is or who may become obligated to the Grantor under, with respect to or on account of an Account.

"Accounts" shall mean any and all right, title and interest of each Grantor existing as of the Petition Date in and to all "accounts", as such term is defined in the Uniform Commercial Code, and any other payment intangibles or rights to payment, and including without limitation, any amounts owed to each Grantor by Hallwood, Quicksilver and Saddle Creek.

"Chattel Paper" shall mean all "chattel paper", as such term is defined in the Uniform Commercial Code, owned by each Grantor as of the Petition Date.

"Collateral" shall mean all (a) Accounts, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) Chattel Paper, (g) Goods, (h) Intellectual Property, (i) Commercial Tort Claims, (j) Investment Property, (k) Letter of Credit Rights and Supporting Obligations, (l) Instruments, and (m) any Proceeds.  Collateral shall also mean and shall include, to the extent not included in the above categories, all rights, title and interest of the Grantors in and to (i) the contracts with Hallwood, Quicksilver and Saddle Creek executed on or prior to the Petition Date, (ii) all claims and causes of action against Hallwood, Quicksilver and Saddle Creek, including the Hallwood Litigation, the Quicksilver Litigation and the Saddle Creek Litigation, and (iii) all Proceeds of the foregoing, including any and all payments or recoveries, including from any settlement, received by the Grantors from the Hallwood Litigation, the Quicksilver Litigation and the Saddle Creek Litigation.

"Commercial Tort Claims" shall mean all "commercial tort claims", as such term is defined in the Uniform Commercial Code, held or owned by each Grantor as of the Petition Date, including to the extent applicable all claims and causes of action held and/or asserted by either Grantor in connection with the Hallwood Litigation, the Quicksilver Litigation and the Saddle Creek Litigation.

“Confirmation Order” shall mean the order of the Bankruptcy Court entered by the Bankruptcy Court on February 26, 2008 entitled Order Confirming Second Amended Joint Plan of Reorganization of Blast Energy Services, Inc. Debtor and Eagle Domestic Drilling Operations LLC Debtor.

"Copyright License" shall mean any written agreement executed on or prior to the Petition Date granting any right to any third party under any Copyright owned by either Grantor or which either Grantor otherwise has the right to license, or granting any right to either Grantor under any Copyright owned by any third party, and all rights of the Grantors under any such agreement.

"Copyrights" shall mean all of the following owned by either Grantor as of the Petition Date: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee or transferee, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

"Documents" shall mean all instruments, files, books, records, ledger sheets, data processing records, computer software, manuals and documents covering or relating to any of the Collateral, owned by either Grantor as of the Petition Date.

"Equipment" shall mean all machinery, equipment, cables, furniture and furnishings, and all tangible present and future personal property similar to any of the foregoing, including embedded software, motor vehicles, office equipment, tools, parts and supplies of every kind and description (as well as all such types of property leased by either Grantor and all of such Grantor's rights and interests with respect thereto) and all improvements, additions, accessions or appurtenances thereto, that were owned by the Grantors on the Petition Date. The term Equipment shall include Fixtures.

“Event of Default” shall mean (a) the failure of the Grantors to pay when and as due the amounts due and to be paid to the Secured Party on account of the Laurus Retained Claim as required by the terms of the Sale Order, the Plan and the Confirmation Order, (b) any event shall occur under any agreement, document or instrument, including under the Note and Security Agreement provided in the Plan in favor of Berg McAfee (Class 3 under the Plan), which allows any person or entity to declare an event of default under any such agreement, document, instrument, Note or Security Agreement and/or to foreclose, or commence to foreclose, on the Collateral, and/or (c) the failure of either Grantor to perform or observe, in any material respect, any covenant set forth in this Agreement.

"Fixtures" shall mean all items of Equipment, owned as of the Petition Date, of either Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

"General Intangibles" shall mean all general intangibles, choses in action and causes of action and all other intangible personal property of either Grantor of every kind and nature held or owned as of the Petition Date, including all payment intangibles, software, rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contracts and contract rights (including rights under customer contracts, leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, goodwill, registrations, franchises, permits, tax refund claims, commercial tort claims, goodwill and any letter of credit, guarantee, claim, security interest or other security, whether voluntary or involuntary, held by or granted to either Grantor to secure payment by an Account Debtor of any Account.

"Goods" shall mean all "goods", as such term is defined in the Uniform Commercial Code, owned by either Grantor as of the Petition Date.

“Hallwood” shall mean Hallwood Petroleum LLC and Hallwood Energy, LP and their respective affiliates.

“Hallwood Litigation” shall mean the court proceedings ongoing as of the date of this Agreement, Adversary case no. 07-03282, in the Bankruptcy Court, or any similar proceedings, between Hallwood and Eagle pertaining to an early termination and resulting breach of two IADC standard form drilling contracts, and any claims, causes of action and counterclaims asserted or to be asserted by Eagle against Hallwood in such proceedings.

"Intellectual Property" shall mean all intellectual and similar property of either Grantor of every kind and nature owned or licensed as of the Petition Date, including inventions, permits, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, and including, without limitation, all rights, title and interest of the Grantors in, to and with respect to the Abrasive Fluid Jet technology, any Patents or patent applications with respect thereto, and that certain Abrasive Fluid Jet Technology Purchase Agreement, dated August 25, 2005, between the Grantors and Alberta Energy Partners.

"Instruments" shall mean all "instruments", as such term is defined in the Uniform Commercial Code, owned by either Grantor as of the Petition Date.

"Inventory" shall mean all inventory, goods and merchandise of either Grantor, owned as of the Petition Date, held for sale or lease, or furnished or to be furnished by either Grantor under contracts of service, or consumed in either Grantor’s respective business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of either Grantor and all documents of title representing such collateral.

"Investment Property" shall mean all "investment property", as such term is defined in the Uniform Commercial Code, owned by either Grantor as of the Petition Date, and all interests of Blast in Eagle, including all rights, title and interest of Blast in and to any membership interests, and any distributions with respect thereto, in Eagle.

"Letter-of-Credit Rights" shall mean all "letter-of-credit rights", as such term is defined in the Uniform Commercial Code, owned by either Grantor as of the Petition Date.

"License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which either Grantor is a party executed on or prior to the Petition Date (other than those license agreements in existence on the date hereof and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by the Grantor as licensee thereunder so long as such prohibition remains in effect and is valid notwithstanding the provisions of the Uniform Commercial Code or the provisions of any other applicable federal or state law).

"Obligations" shall mean the payment by the Grantors, when and as due, of the Laurus Retained Claim.

"Patent License" shall mean any written agreement, executed on or prior to the Petition Date, granting to any third party any right to make, use or sell any invention on which a Patent, owned by either Grantor or which either Grantor otherwise has the right to license, is in existence, or granting to either Grantor any right to make, use or sell any invention on which a Patent is in existence, and all rights of either Grantor under any such agreement, including all such agreements and licenses related to a method of an apparatus for horizontal well drilling, patent registration numbers 5,413,184 and 5,853,056.

"Patents" shall mean all of the following owned by either Grantor as of the Petition Date: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including patent application # 60/527,308 relating to a method and apparatus for Jet-Fluid Abrasive Cutting and any patent issued with respect thereto and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Petition Date”  shall mean January 19, 2007.

"Proceeds" shall mean all proceeds and products of any of the Collateral, including, but not limited to, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) any claim of either Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) or with respect to (i) any Intellectual Property, including for infringement or breach, and (ii) a commercial tort and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Quicksilver” shall mean Quicksilver Resources, Inc. and its affiliates.

“Quicksilver Litigation” shall mean the court proceedings ongoing as of the date of this Agreement, Adversary case no. 07-03292, in the Bankruptcy Court, or any similar proceedings, between Quicksilver and Eagle pertaining to an early termination and resulting breach of three IADC standard form drilling contracts, and any claims, causes of action and counterclaims asserted or to be asserted by Eagle against Quicksilver in such proceedings.

“Saddle Creek” shall mean Saddle Creek Energy Development, LP.

“Saddle Creek Litigation” shall mean all claims and causes of action against Saddle Creek, including with respect to the litigation commenced by the Grantors in the Bankruptcy Court, relating to or involving that certain IADC Day Rate Drilling Contract dated October 24, 2006, as amended.

“Sale Order” shall mean the “Order Under 11 U.S.C. Sections 105(A) And 363 and Fed. R. Bankr. P. 2002 And 6004 Authorizing and Approving (I) Asset Purchase Agreement; (II) Asset Sale Free And Clear Of Liens, Claims, Interests And Encumbrances; and (III) Certain Related Relief” entered by the Court on May 11, 2007

"Security Interest" shall have the meaning assigned to such term in Section 2.01.

“Settlement Agreement” shall mean the global settlement agreement among the numerous signatory parties, including the Grantors and the Secured Party, approved by order of the Bankruptcy Court entered on May 11, 2007.

"Supporting Obligations" shall mean all "supporting obligations", as such term is defined in the Uniform Commercial Code, owned by either Grantor as of the Petition Date.

"Trademark License" shall mean any written agreement, executed on or prior to the Petition Date, granting to any third party any right to use any Trademark owned by either Grantor or which either Grantor otherwise has the right to license, or granting to either Grantor any right to use any Trademark owned by any third party, and all rights of either Grantor under any such agreement.

"Trademarks" shall mean all of the following owned by either Grantor as of the Petition Date: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

SECURITY INTEREST

SECTION 2.01. Security Interest. As security for the payment in full of the Obligations, each Grantor hereby grants to the Secured Party, its successors and assigns, a continuing security interest in all of each such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest").  Without limiting the foregoing, the Secured Party is hereby authorized to file one or more financing statements (including fixture filings), amendments thereto, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents, including a copy of the Sale Order and the Confirmation Order, for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantors, without the signature of the Grantors, and naming the Grantors as debtor and the Secured Party as secured party.  The Secured Party is authorized to include any information required by part 5 of Article 9 of the Uniform Commercial Code, or its equivalent in any other applicable jurisdiction, for the sufficiency or filing office acceptance of any financing statement, amendment or continuation statement.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Secured Party to, or in any way alter or modify, any obligation or liability of either Grantor with respect to or arising out of the Collateral.

ARTICLE III

COVENANTS

SECTION 3.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Secured Party in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) its state of incorporation, (iii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iv) in its identity or corporate structure, (v) in its organizational number or (vi) in its Federal Taxpayer Identification Number.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless it shall have given the Secured Party ten (10) Business Days prior written notice of such change and shall promptly execute all documents that are required in order for the Secured Party to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Each Grantor agrees promptly to notify the Secured Party if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

SECTION 3.02. Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby.

SECTION 3.03. First Priority Lien/Other Liens/Disposition of Collateral. As provided in the Sale Order, Plan and Confirmation Order, the Security Interest provided for in this Agreement is a continuing first priority fully perfected security interest in and lien against the Collateral.  Each Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other lien or security interest in respect of the Collateral, except for the liens and security interests authorized in the Plan and the Confirmation Order.  Unless and until the Secured Party shall notify the Grantors that an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, subject to the consent rights of the Secured Party set forth in the Plan and the Confirmation Order and provided that the proceeds of any such sale, conveyance, lease, assignment, transfer or disposition are distributed to the Secured Party in the manner and amount as provided in the Sale Order, the Plan and the Confirmation Order.

ARTICLE IV

REMEDIES

SECTION 4.01. Remedies upon Default. In addition to all other rights and remedies granted to the Secured Party under this Agreement, upon the occurrence and continuance of an Event of Default, the Obligations shall become immediately due and payable and the Secured Party may exercise all rights and remedies of a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Secured Party on demand, and it is agreed that the Secured Party shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the Grantor to the Secured Party (other than Licenses that are not assignable), and/or to issue any license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, to use any such Collateral throughout the world on such terms and conditions and in such manner as the Secured Party shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Secured Party shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate.  The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of either Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which either Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Secured Party shall give the Grantors 10 days' written notice (which the Grantors agree is reasonable notice within the meaning of the Uniform Commercial Code) of the Secured Party's intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine.  The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of either Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Grantors as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantors therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement and the Grantors shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 4.02. Application of Proceeds. The Secured Party shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Secured Party in connection with such collection or sale or with the exercise of any right or remedy hereunder, including all court costs and the reasonable fees and expenses of its agents and legal counsel;

SECOND, to the payment in full of the Obligations; and

THIRD, to the Grantors, and its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing, first class mail postage prepaid,  and shall be mailed or electronically transmitted to:

The Grantors:

Blast Energy Services, Inc.
Attn:  John O’Keefe
14550 Torrey Chase Boulevard
Suite 330
Houston, TX  77014
Email:  john@blast-es.com

with a copy to:

H. Rey Stroube, III
18510 Kingsland Boulevard
Houston, Texas 77094
(281) 599-3011 (phone & fax)
rstroube3@earthlink.net

If to the Secured Party to:

Laurus Master Fund Ltd.
Attn: Brendan Phalen
335 Madison Avenue, 10th Floor
New York, NY 10017
Telephone: 212-541-5800
Facsimile: 212-541-4434
Email: bphalen@laurusfunds.com

with a copy to:

Stuart Komrower, Esq.
Cole, Schotz, Meisel, Forman & Leonard, P.A.
25 Main Street
Hackensack, NJ  07601
201.525.6331 direct dial
201.678-6331 direct fax
Email: skomrower@coleschotz.com

SECTION 5.02. Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any other agreement or instrument, (c) any exchange, release or non-perfection of any security interest or lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Grantor in respect of the Obligations.

SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor herein shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery to the Secured Party of this Agreement, regardless of any investigation made by the Secured Party or on its behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to each Grantor upon entry of the Confirmation Order and when a counterpart hereof executed on behalf of each Grantor shall have been delivered to the Secured Party and a counterpart hereof shall have been executed on behalf of the Secured Party, and thereafter shall be binding upon each Grantor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Secured Party and their respective successors and assigns, except that the Grantors shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement.

SECTION 5.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

SECTION 5.06. VENUE.  The Grantors and the Secured Creditor consent and agree that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine, while the bankruptcy cases of the Grantors are still pending, any claims and disputes between the Grantors and the Secured Creditor pertaining to this Agreement or any matter arising out of or related to this Agreement.  To the extent the Bankruptcy Court declines to exercise such jurisdiction or no longer has such jurisdiction,  the Grantors and the Secured Creditor consent and agree that any federal court located in the County of Harris, State of Texas shall have exclusive jurisdiction to hear and determine any claims and disputes between the Grantors and the Secured Creditor pertaining to this Agreement or any matter arising out of or related to this Agreement, provided, that nothing in this Agreement shall be deemed or operate to preclude the Secured Creditor from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Secured Creditor.  Each Grantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Grantor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  Each Grantor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such Grantor at the address set forth in Section 5.01 and that service so made shall be deemed completed upon the earlier of such Grantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

SECTION 5.07. Waivers; Amendment. (a) No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on either Grantor in any case shall entitle each such Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Grantors with respect to which such waiver, amendment or modification is to apply.

SECTION 5.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO. HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

SECTION 5.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 5.04), and shall become effective as provided in Section 5.04.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, at which time the Secured Party shall either deliver to the Grantors in proper form for filing, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination or an authenticated record authorizing the Grantors to prepare and file the same.  Any execution and delivery of termination statements or documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Secured Party.

(b) This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against either Grantor for liquidation or reorganization, should either Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of either Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 5.13. Conflict. In the event of any conflict between the terms of this Agreement and the terms of the Sale Order, the Plan or the Confirmation Order, the terms of the Sale Order, the Plan or the Confirmation Order shall control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BLAST ENERGY SERVICES, INC.,

as Grantor,

By: /s/ John O’Keefe
Name: John O’Keefe
Title: CEO

EAGLE DOMESTIC DRILLING OPERATIONS LLC,

as Grantor,

By: /s/John MacDonald
Name: John MacDonald

Title: CFO

LAURUS MASTER FUND, LTD.
as Secured Party,

By:    /s/Scott Bluestein
Name:  Scott Bluestein

Title: